EXHIBIT 3.1.1

FILED in the Office of the Secretary of State of Texas AUG 10 2015 Corporations Section

Articles of Organization

of

IMC Holdings LLC

ARTICLE ONE

The name of the limited liability company is IMC Holdings LLC ("the Company").

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the Company is organized is the transaction of any and ail lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

ARTICLE FOUR

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

James E. Miller
19747 Highway 59 North, Suite 300
Houston, Texas 77338

IMC Holdings LLC

Articles of Organization, Page I

ARTICLE FIVE

The Company will not have Managers. Management of the Company is reserved to the Members. The name and address of the initial Member is:

Alberto Amatong

10260 Westheimer Road,

Suite 360
Houston, Texas 77042

ARTICLE SIX

The name and address of the Organizer is:

Sharon M. Leal

408 W. 17th Street, Suite 101

Austin, Texas 78701- 1207

(512) 474-2002

IN WITNESS WHEREOF, I have hereunto set my hand this tenth day of August, 2005.

Sharon M. Leal, Organizer

IMC Holdings LLC
Articles of Organization, Page 2

Form 409 (revised 10/06)		This space reserved for office use.
Return .111 Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX 512/463-5709 Filing Fee: $150	Articles of Amendment Pursuant to Article 3.06, Texas Limited Liability Company Act	FILED In the Office of the Secretary of State of Texas JUN 08 2009 Corporations Section

Article 1 –Name

The name of the limited liability company is as Set forth below:

IMC Holdings LLC

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the company by the Secretary of state is: 0800529999

Article 2–Aniended Name

(If the purpose of the articles of amendment is to change the name of the company, then use the following statement)

The amendment changes the articles of organization to change the article that names the limited liability company. The article in the Articles of Organization is amended to read as follows:

The name of the limited liability company is (state the new name of the company below)

The name of the entity must contain an organizational ending or accepted abbreviation of such them. The name must not be the same as, deceptively similar to that of an existing corporate, limited liability Company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 3 –Amendment to Registered Agent/ Registered Office

The amendment changes the articles of organization to change the article stating the registered agent and the registered office address of the company. The article is amended to read as follows-.

Registered Agent of the Limited Liability Company
(Complete either A or B, but not both. Also completed C.)

☒ A. The registered agent is an organization (cannot be company named above) by the name of:

National Registered Agents, Inc.

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Limited Liability Company (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered offece address is:
Street Address	City	State	Zip Code
16055 Space Center Blvd, Suite 235	Houston	TX	77062

1

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of organization may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area ( The attached addendum,  if any,  it  incorporated  herein  by reference.)

Article Five of the Articles of Organization shall be amended and restated in its entirety to read as follows:

The Company will have managers. The name and address of each manager are set forth % below:

Roberto Zayas, MD

25329 145 North, Suite, B
The Woodlands Texas 77380

Article 5—Date of Adoption

The date of the approval of the amendment(s) is March / ,  2009

Article 6—Statement of Approval (cheek either A or B)

☐ A. The company has no members, has not received any capital, and has not commenced business. In accordance with Section G of Article 2.23 of the Act, the amendments to the articles of organization were approved by a majority of the initial managers named in the articles of organization.

☒ B. The amendments were approved by all members of the limited liability company in accordance with Section H of Article 2.23 of the Act or as otherwise provided in the articles of organization or the regulations of the company.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Date: 3/1/09
Roberto Zayas, Authorized Representative of Family Clinic Management inc. the Sole Member
Signature of Authorized tvlanagerilviernber